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                                                                   EXHIBIT 99.11

              NOONEY INCOME FUND LTD., L.P. (A LIMITED PARTNERSHIP)
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
        DECEMBER 31, 2000 (SEE AUDITOR'S REPORT INCLUDED WITH HISTORICAL
                         AUDITED FINANCIAL STATEMENTS)

             Column A                         Column B                            Column C                            Column D
-------------------------------------      ------------      -----------------------------------------------     -----------------
                                                                       Initial Cost to Partnership               Costs Capitalized
                                                             -----------------------------------------------         Subsequent
                                                                             Buildings and                               to
  Description                              Encumbrances         Land         Improvements          Total            Acquisition
---------------                            ------------      ----------      -------------      ------------     -----------------
Oak Grove Commons Office
  Warehouse Complex
   Downers Grove, Illinois                  $1,103,395       $  936,122       $ 4,282,447       $  5,218,569        $   (93,859)

Leawood Fountain Plaza Office Complex
   (76% undivided interest),
   Leawood, Kansas                                            1,010,047         6,306,150          7,316,197         (1,830,813)
                                            ----------       ----------       -----------       ------------        -----------
           Total                            $1,103,395       $1,946,169       $10,588,597       $ 12,534,766        $(1,924,672)
                                            ==========       ==========       ===========       ============        ===========

                                                                                  Column E
                                                                --------------------------------------------
                                                                           Gross Amounts at Which
                                                                         Carried at Close of Period
                                                                ---------------------------------------------
                                                                                Buildings and
                                                                   Land         Improvements         Total
                                                                ----------      -------------     -----------
Oak Grove Commons Office/Warehouse Complex Downers Grove,       $  936,122       $4,188,588       $ 5,124,710
    Illinois
Leawood Fountain Plaza Office Complex
   (76% undivided interest), Leawood Kansas                      1,010,047        4,475,337         5,485,384
                                                                ----------       ----------       -----------
           Total                                                $1,946,169       $8,663,925       $10,610,094
                                                                ==========       ==========       ===========

              NOONEY INCOME FUND LTD., L.P. (A LIMITED PARTNERSHIP)
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 2000

                                 Column F              Column G          Column H              Column I
                                -----------          ------------        --------        ---------------------
                                                                                            Life on which
                                                                                            Depreciation
                                Accumulated            Date of             Date            in Latest Income
                                Depreciation         Construction        Acquired        Statement is Computed
                                ------------         ------------        --------        ---------------------
Oak Grove Commons
  Office/Warehouse Complex
  Downers Grove, Illinois       $2,322,128             1972, 1976        1/24/84               30 years

Leawood Fountain Plaza
  Office Complex (76%
  undivided interest),
  Leawood, Kansas                3,110,755             1982, 1983        2/20/85               30 years
                                ----------
Total                           $5,432,883
                                ==========

(1) Amounts shown are net of assets written-off and the following writedowns:

Oak Grove Commons
  Office/Warehouse Complex      $  693,000

Leawood Fountain Plaza
  Office Complex                 2,389,000

              NOONEY INCOME FUND LTD., L.P. (A LIMITED PARTNERSHIP)
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                     2000                1999                1998
                                                  ------------        ------------        ------------
(A) Reconciliation of amounts in Column E:

   Balance at beginning of period                 $ 10,600,572        $ 10,547,542        $ 10,393,196

      Add - Cost of improvements                       232,413             158,139             270,969

      Less - Cost of disposals                        (222,891)           (105,109)           (116,623)
                                                  ------------        ------------        ------------

   Balance at end of period                       $ 10,610,094        $ 10,600,572        $ 10,547,542
                                                  ============        ============        ============

(B) Reconciliation of amounts in Column F:

   Balance at beginning of period                 $  5,271,378        $  5,010,424        $  4,731,841

      Add - Provision during the period                384,396             366,063             395,206

      Less - Depreciation on disposals                (222,891)           (105,109)           (116,623)
                                                  ------------        ------------        ------------
   Balance at end of period                       $  5,432,883        $  5,271,378        $  5,010,424
                                                  ============        ============        ============

(C) The aggregate cost of real estate owned
   for federal income tax purposes                $ 13,692,096        $ 13,682,572        $ 13,629,542
                                                  ============        ============        ============